SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                             January 25, 1999


                   AMERICA FIRST MORTGAGE INVESTMENTS, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



                 Maryland    	   					              1-13391
            ------------------               ----------------------
           (State of Formation)      					  (Commission File Number)


                                 13-3974868
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                    (IRS Employer Identification Number)



            399 Park Avenue
           New York, New York 			              		                     10022
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(Address of principal executive offices)	                        			(Zip Code)


                               (212) 935-8760
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             (Registrants' telephone number, including area code)


                               Not applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)
































Item 2.  Acquisition or Disposition of Assets.

     On January 25, 1999, America First Mortgage Investments, Inc. (the "Registrant") acquired six Federal National Mortgage Association whole-pool mortgage-backed certificate with an aggregate remaining principal balance of $85,482,703 ("FNMA Certificates") from affiliates of Countrywide Securities Corp., Prudential Securities, Inc. and Bear Stearns. The FNMA Certificates bear interest at rates ranging from 5.84% to 7.84% per annum. The total purchase price paid for the FNMA Certificates, including accrued interest, was approximately $86.7 million. The acquisitions were financed with various LIBOR-based reverse repurchase agreements with Lehman Brothers, Bear Stearns and Prudential Securities, Inc. and from cash reserves of the Registrant. There is no relationship between any of Lehman Brothers, Bear Stearns, Prudential Securities, Inc. or Countrywide Securities Corp. or their respective affiliates, on one hand, and the Registrant or any of its affiliates, directors or officers or any associate of any of its directors or officers on the other hand.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            	AMERICA FIRST MORTGAGE INVESTMENTS, INC.,



                            	By /s/ Stewart Zimmerman
                                ----------------------------------------------
                            	Stewart Zimmerman, President and Chief Executive Officer

     Dated: February 01, 1999









































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